SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                  FORM 8-K/A-2
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) March 5, 1999
                              ---------------------


                           TOP AIR MANUFACTURING, INC.
                               An Iowa Corporation


     0-10571                                              42-1155462
Commission File Number                        I.R.S. Employer Identification No.

                             317 Savannah Park Road
                             CEDAR FALLS, IOWA 50613

                  Registrant's telephone number: (319) 268-0473

                              ---------------------

     On March 5, 1999, Top Air Manufacturing, Inc. ("Registrant") filed a Current Report on Form 8-K and reported its acquisition of certain assets and its assumption of certain liabilities from DWZM, Inc., d/b/a Parker Industries. This Current Report on Form 8-K/A-2 supplements and amends such previous filing to provide the historical and pro forma Financial Statements and the Exhibits referred to in Item 7 hereof, and supersedes the Registrant's Current Report on Form 8-K/A filed previously on May 20, 1999.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     (i)  Report of Independent Auditors

     (ii) Balance Sheets of DWZM, Inc., d/b/a Parker Industries, as of January 31, 1999 (unaudited) and October 25, 1998 (audited).

     (iii) Statements of Income, Retained Earnings (Deficit) and Cash Flows of DWZM, Inc. d/b/a Parker Industries for the three months ended January 31, 1999 and January 31, 1998 (unaudited) and for the years ended October 25, 1998 and October 26, 1997 (audited).


(b)  Pro Forma financial information

     (i) Unaudited Pro Forma Combined Condensed Balance Sheet of the Registrant as of February 28, 1999, including notes thereto.

     (ii) Unaudited Pro Forma Combined Condensed Statement of Operations of the Registrant for the fiscal year ended May 31, 1998 and for the nine months ended February 28, 1999, including notes thereto.

(c)  Exhibits

     The following Exhibits are filed with this report:

     Exhibit Number      Document
     --------------      --------

           2.1 Asset Purchase Agreement by and among Top Air Manufacturing, Inc., Parker Acquisition Sub, Inc., Owosso Corporation, and DWZM, Inc. dated as of March 3, 1999.

           23.1          Consent of McGladrey & Pullen, LLP

                          INDEX TO FINANCIAL STATEMENTS



-----------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT
-----------------------------------------------------------------------

FINANCIAL STATEMENTS

   Balance sheets as of January 31, 1999 (unaudited) and as of October 25, 1998

   Statements of income for the three months ended
      January 31, 1999 and 1998 (unaudited) and for the years ended October 25, 1998 and October 26, 1997

   Statements of retained earnings (deficit) for the three months ended January 31, 1999 and 1998
      (unaudited) and for the years ended
      October 25, 1998 and October 26, 1997

   Statements of cash flows for the three months ended
      January 31, 1999 and 1998 (unaudited) and for the years ended October 25, 1998 and October 26, 1997

   Notes to financial statements

-----------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
DWZM, Inc., d/b/a Parker Industries
King of Prussia, Pennsylvania

We have audited the accompanying balance sheet of DWZM, Inc., d/b/a Parker Industries, a wholly-owned subsidiary of Owosso Corporation, as of October 25, 1998, and the related statements of income, retained earnings (deficit) and cash flows for the years ended October 25, 1998 and October 26, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DWZM, Inc., d/b/a Parker Industries as of October 25, 1998, and the results of its operations and its cash flows for the years ended October 25, 1998 and October 26, 1997 in conformity with generally accepted accounting principles.


                                            /s/ McGladrey & Pullen, LLP


Waterloo, Iowa
February 19, 1999, except for
Note 5 as to which the date is
March 5, 1999

DWZM, INC.
d/b/a  PARKER INDUSTRIES

BALANCE SHEETS (NOTE 5)

                                                 January 31,         October 25,
ASSETS (Note 6)                                     1999                1998
--------------------------------------------------------------------------------
                                                 (Unaudited)
Current Assets
   Cash and cash equivalents                   $      7,000         $     7,000
   Trade receivables, less allowance
     for doubtful accounts and discounts
     1999 and 1998 $450,000                       3,611,454           4,931,745
   Inventories (Note 2)                           3,732,819           2,905,896
   Prepaid expenses                                   3,838               1,750
   Deferred income taxes (Note 3)                   394,000             394,000
                                               ---------------------------------
              Total current assets                7,749,111           8,240,391
                                               ---------------------------------

Property and Equipment
   Land and improvements                             76,935              76,935
   Buildings                                        888,214             888,214
   Machinery and equipment                        1,018,941           1,015,081
                                               ---------------------------------
                                                  1,984,090           1,980,230
   Less accumulated depreciation                  1,071,868           1,025,868
                                               ---------------------------------
                                                    912,222             954,362
                                               ---------------------------------

Other Assets
   Deferred income taxes (Note 3)                   198,000             198,000
   Other                                             12,470              12,470
                                               ---------------------------------
                                                    210,470             210,470
                                               ---------------------------------
                                               $  8,871,803         $ 9,405,223
                                               =================================


See Notes to Financial Statements.

                                                   January 31,       October 25,
LIABILITIES AND STOCKHOLDER'S EQUITY                  1999              1998
--------------------------------------------------------------------------------
                                                   (Unaudited)
Current Liabilities
   Accounts payable                              $     300,882     $    298,996
   Accrued commissions payable                         169,431          280,995
   Other accrued expenses                              111,584          166,773
   Due to Owosso Corporation, parent                 5,528,926        5,694,924
                                               ---------------------------------
              Total current liabilities              6,110,823        6,441,688
                                               ---------------------------------

Commitments (Note 5)

Stockholder's Equity
   Capital stock, common, $.01 par value;
     authorized 1,000 shares; issued 100
     shares                                                  1                1
   Additional paid-in capital                        2,872,306        2,872,306
   Retained earnings (deficit)                       (111,327)           91,228
                                               ---------------------------------
                                                     2,760,980        2,963,535
                                               ---------------------------------

                                                 $   8,871,803     $  9,405,223
                                               =================================

DWZM, INC.
d/b/a  PARKER INDUSTRIES


STATEMENTS OF INCOME
                                                     Three Months Ended                    Year Ended
                                                         January 31,             October 25,      October 26,
                                              ----------------------------------------------------------------
                                                   1999             1998             1998              1997
                                              ----------------------------------------------------------------
                                                       (Unaudited)
Net sales                                       $ 601,521     $  2,099,623     $  11,392,690     $ 12,696,766

Cost of goods sold                                602,194        1,701,237         9,749,446       10,020,305
                                              ----------------------------------------------------------------

       Gross profit (loss)                          (673)          398,386         1,643,244        2,676,461
                                              ----------------------------------------------------------------

Operating expenses:
   Selling                                        166,903          223,124         1,050,887          997,131
   Provision for doubtful accounts                  4,500            3,000           100,850           17,700
   Other general and administrative,
     including annual allocated
     corporate costs 1998 $352,000;
     1997 $382,000                                159,982          220,163           956,946          999,792
                                              ----------------------------------------------------------------
                                                  331,385          446,287         2,108,683        2,014,623
                                              ----------------------------------------------------------------

       Operating income (loss)                  (332,058)         (47,901)         (465,439)          661,838
                                              ----------------------------------------------------------------

Nonoperating income (expense):
   Interest expense, parent                          --           (13,723)         (203,596)        (302,975)
   Write-down of long-lived assets
     (Note 5)                                        --               --           (340,000)             --
   Other                                             --               --                821           30,893
                                              ----------------------------------------------------------------
                                                                  (13,723)         (542,775)        (272,082)
                                              ----------------------------------------------------------------
        Income (loss) before                    (332,058)         (61,624)       (1,008,214)          389,756
           income taxes

Federal and state income taxes (credits)
  (Note 3)                                      (129,503)         (24,033)         (415,208)          110,068
                                              ----------------------------------------------------------------

         Net income (loss)                    $ (202,555)       $ (37,591)      $  (593,006)        $ 279,688
                                              ================================================================

Earnings (loss) per common share,
  basic and diluted                           $   (2,026)       $    (376)      $    (5,930)        $   2,797
                                              ================================================================

See Notes to Financial Statements.


DWZM, INC.
d/b/a PARKER INDUSTRIES



STATEMENTS OF RETAINED EARNINGS (DEFICIT)
                                                       Three Months Ended                   Year Ended
                                                          January 31,              October 25,      October 26,
                                              -----------------------------------------------------------------
                                                    1999             1998             1998              1997
                                              -----------------------------------------------------------------
                                                        (Unaudited)

Balance, beginning                            $     91,228       $  684,234       $   684,234      $   404,546
   Net income (loss)                             (202,555)         (37,591)         (593,006)          279,688
                                              -----------------------------------------------------------------
Balance, ending                               $  (111,327)       $  646,643       $    91,228      $   684,234
                                              =================================================================


See Notes to Financial Statements.


DWZM, INC.
d/b/a PARKER INDUSTRIES


STATEMENTS OF CASH FLOWS
                                                         Three Months Ended                  Year Ended
                                                             January 31,            October 25,      October 26,
                                                ----------------------------------------------------------------
                                                       1999            1998             1998             1997
                                                ----------------------------------------------------------------
                                                           (Unaudited)
Cash Flows from Operating Activities
   Net income (loss)                              $ (202,555)     $  (37,591)     $  (593,006)      $   279,688
   Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating activities:
      Depreciation                                     46,000          42,973          183,630          160,780
      Amortization                                        --              233              933              918
      Deferred income taxes                               --              --          (483,374)         (49,921)
      Write-down of long-lived assets                     --              --           340,000              --
      Change in assets and liabilities:
        (Increase) decrease in:
           Trade receivables                        1,320,291       (234,247)      (1,441,485)        (355,458)
           Inventories                              (826,923)     (1,027,779)        (192,602)      (1,138,058)
           Prepaid expenses                           (2,088)           7,051            7,651          (9,401)
        Increase (decrease) in accounts
          payable and accrued expenses              (164,867)       (229,990)        (281,372)          272,673
                                                ----------------------------------------------------------------
              Net cash provided by (used
                in) operating activities              169,858     (1,479,350)      (2,459,625)        (838,779)
                                                ----------------------------------------------------------------

Cash Flows From Investing Activities,
  purchase of property and equipment                  (3,860)        (48,040)        (235,251)        (265,850)
                                                ----------------------------------------------------------------

Cash Flows from Financing Activities
   Increase (decrease) in outstanding
     checks in excess of bank balance                    --          (22,487)         (22,487)           22,487
   Principal payments on long-term
     borrowings                                          --          (25,656)         (26,530)         (48,251)
   Increase (decrease) in balances due
     to Owosso Corporation, parent                  (165,998)       1,575,533        2,750,893        1,123,928
                                                ----------------------------------------------------------------
              Net cash provided by (used
                 in) financing activities           (165,998)       1,527,380        2,701,876        1,098,164
                                                ----------------------------------------------------------------

              Increase (decrease) in cash
                and cash equivalents                      --              --             7,000          (6,465)

Cash and cash equivalents:
   Beginning                                            7,000             --               --            6,465
                                                ----------------------------------------------------------------
   Ending                                         $     7,000     $       --          $  7,000         $   --
                                                ================================================================

See Notes to Financial Statements.


DWZM, INC.
D/B/A  PARKER INDUSTRIES

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1.     Nature of Business and Significant Accounting Policies

Nature of business: The Company's operations consist of the design, manufacture and sale of agricultural equipment and repair and replacement parts to dealers located primarily in the midwest states on credit terms that the Company establishes for individual customers.

Significant accounting policies:

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal year: The Company's fiscal year ends on the last Sunday in October each year. The years ended October 25, 1998 and October 26, 1997 each contained 52 weeks.

Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all money market funds and savings accounts to be cash equivalents.

Inventories: Inventories are valued at the lower of cost (first-in, first-out method) or market.

Property and equipment and depreciation: Property and equipment is carried at cost. Depreciation on property and equipment is computed by the straight-line method over the estimated useful lives of the assets.

Revenue recognition:  Sales of all products are recognized as goods are shipped.

Income taxes:

The Company files its income tax returns on a consolidated basis with its parent and other affiliates. The members of the consolidated group have elected to allocate income taxes among the members of the group by the separate return method, under which the parent company makes an allocation to any member of the group for the income tax reductions resulting from the member's inclusion in the consolidated return, or the member makes an allocation to the parent company for its allocated share of the consolidated income tax liability. These allocations are included on the balance sheet in balances due to Owosso Corporation, parent.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Research and development expenses: Research and development costs are charged to operations as they are incurred. Expenses for the years ended October 25, 1998 and October 26, 1997 were approximately $222,000 and $192,000, respectively.

Fair value of financial instruments: The carrying amount of cash and cash equivalents, trade receivables, accounts payable and balances due to Owosso Corporation, parent, approximate fair value because of the short maturity of these instruments.

Earnings (loss) per share: Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares outstanding. In computing diluted earnings per share, the dilutive effect of contingently issuable shares increases the weighted average number of shares. During the years ended October 25, 1998 and October 26, 1997, the Company had no dilutive securities outstanding.

Asset impairment: The Company reviews for the impairment of long-lived assets to be held and used by the Company whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recently issued accounting standards: The Company does not feel that the adoptions of recently issued accounting standards will have a material effect on the required information in its financial statements and related disclosures.

Interim financial information (unaudited): The financial statements and notes related thereto as of January 31, 1999, and for the three-month periods ended January 31, 1999 and 1998 are unaudited, but in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.


Note 2.     Composition of Inventories

Inventories at October 25, 1998 are as follows:

Raw materials                                $        1,120,025
Work in process                                         439,966
Finished goods                                        1,345,905
                                            -------------------
                                             $        2,905,896
                                            ===================


Note 3.     Income Taxes

Net deferred tax liabilities consist of the following components as of October 25, 1998:

Deferred tax assets:
   Allowance for doubtful accounts           $          165,000
   Accrued expenses                                      33,000
   Inventory                                            196,000
   Property and equipment                               198,000
                                             -------------------
                                             $          592,000
                                             ===================


The  deferred  tax  amounts   mentioned   above  have  been  classified  on  the
accompanying balance sheet as of October 25, 1998 as follows:

Current assets                               $          394,000
Noncurrent assets                                       198,000
                                             -------------------
                                             $          592,000
                                             ===================

Total reported tax expense applicable to the Company's operations varies from the amount that would have resulted by applying the federal income tax rate to income before income taxes for the following reasons:

                                                         Year Ended
                                             ---------------------------------
                                                October 25,        October 26,
                                                    1998              1997
                                             ---------------------------------

Income tax expense (credit) at
  statutory federal income tax rate          $   (352,875)        $  136,415
State income tax provisions                       (40,329)            15,590
Other                                             (22,004)            10,784
                                             --------------------------------
                                             $   (415,208)        $  162,789
                                             ================================


Note 4.     Employee Benefit Plan

Substantially  all of the  Company's  employees  are  covered  under the  401(k)
defined contribution plan of Owosso Corporation, the Company's parent corporation. Eligible employees may contribute up to 15% of their compensation to the plan. The plan provides for a fixed contribution of 3% of the compensation of eligible employees and matching employer contribution of 50% of the first 4% of the employee's contributions. Contributions and related expenses allocated to the Company from Owosso Corporation for the years ended October 25, 1998 and October 26, 1997 were approximately $77,000 and $57,000, respectively.


Note 5.     Sale of Certain Net Assets and Impairment of Long-Lived Assets

On March 5, 1999 the Company sold substantially all of its assets to Top Air Manufacturing, Inc. and a local development authority in Jefferson, Iowa. The proceeds from the sale to these parties included cash and a noninterest bearing note receivable totaling approximately $7.5 million and the assumption of approximately $500,000 of liabilities.

In connection with the sale, the Company realized a loss on the property and equipment of $340,000. Based on the terms of the sale, the carrying value of the property and equipment has been reduced by $340,000 which is reflected on the statement of income for the year ended October 25, 1998 as a nonoperating expense.


Note 6.     Pledged Assets

Substantially all of the Company's assets are pledged as collateral on the debt of Owosso Corporation, its parent corporation.

                         PRO FORMA FINANCIAL INFORMATION


         The unaudited pro forma financial information set forth below presents the pro forma condensed balance sheet of Top Air and Parker Industries as of February 28, 1999, as if the transaction had been consummated at such date. In addition, the unaudited pro forma condensed statements of income of Top Air and Parker Industries for the fiscal year ended May 31, 1998 and the nine-month period ended February 28, 1999, is presented as if the transaction had been consummated as of the beginning of the respective periods. The pro forma adjustments do not reflect any operating efficiencies or cost savings which Top Air believes are achievable or the cost of achieving any such operating efficiencies and cost savings.

         The following unaudited pro forma financial information has been prepared from, and should be read in conjunction with, the financial statements, including the notes thereto, of Top Air set forth in the Form 10-KSB of Top Air for its fiscal year ended May 31, 1998 and Form 10-QSB for the nine month period ended February 28, 1999, which financial statements are incorporated herein by this reference, and of Parker Industries, set forth elsewhere herein.

         This unaudited pro forma financial information presented below has been prepared using the purchase method of accounting, whereby the total cost of the acquisition of the business, assets and operations of Parker Industries will be their respective fair values at the effective date of the transaction.

         The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred had the transaction been consummated on the dates, or at the beginning of the period, for which the consummation of such transaction is being given effect, nor is it necessarily indicative of future operating results or financial position.

TOP AIR MANUFACTURING, INC.
PRO FORMA CONDENSED BALANCE SHEET (Unaudited)
FEBRUARY 28, 1999

                                                                                       Pro Forma                     Pro Forma
                                               Top Air              Parker            Adjustments                     Combined
ASSETS                                         -------              ------            -----------                    ----------
Current Assets
     Cash and cash equivalent                   $160,712              $7,000              ($7,000)   (3)               $160,712
     Trade receivables                         4,065,366           3,671,132              (84,049)   (3)              7,652,449
     Inventories                               6,945,114           3,779,034               24,226    (3)             10,748,374
     Deferred income taxes                       290,821             392,861             (392,861)   (3)                290,821
     Prepaid and other assets                    178,924               3,488                  --                        182,412
                                          --------------------------------------------------------         ---------------------

          Total Current Assets                11,640,937           7,853,515             (459,684)                   19,034,768
                                          --------------------------------------------------------         ---------------------

Long-Term Receivables, Intangibles
and Other Assets

     Notes receivable net of current
       portion                                   266,253                 --                   --                        266,253
     Deferred income Taxes                           --              199,139             (199,139)  (3)                     --
     Goodwill                                  1,002,611                 --                   --                      1,002,611
     Other assets                                 39,523              12,470              (12,470)  (3)                  39,523
                                          --------------------------------------------------------         ---------------------
                                               1,308,387             211,609             (211,609)                    1,308,387
                                          --------------------------------------------------------         ---------------------

Property and Equipment, at cost                3,401,923             958,221             (683,533)  (1)(3)            3,676,611

                                          --------------------------------------------------------         ---------------------
                                               3,401,923             958,221             (683,533)                    3,676,611

                                             $16,351,247          $9,023,345          ($1,354,826)                  $24,019,766
                                          ========================================================         =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities

     Current Maturities of Debt               $4,510,297          $     --            $ 3,514,436                   $ 8,024,733
     Due to Owosso                                  --             5,963,934           (5,963,934)   (3)                    --
     Accounts Payable and Accrued
       Expenses                                  787,513             483,339              156,308    (3)              1,427,160
                                          --------------------------------------------------------         ---------------------
          Total Current Liabilities            5,297,810           6,447,273           (2,293,190)                    9,451,893

Long-Term Debt                                 4,251,607                --              1,753,040    (3)              6,004,647
                                                    --                  --              1,761,396    (2)              1,761,396
                                              ----------------------------------------------------         ---------------------
                                               4,251,607                --              3,514,436                     7,766,043
Stockholders' Equity
     Common Stock                                323,131                   1                   (1)   (3)                323,131
     Additional Paid-in Capital                2,903,324           2,872,306           (2,872,306)   (3)              2,903,324
     Retained Earnings                         3,911,351            (296,235)             296,235    (3)              3,911,351
                                          --------------------------------------------------------         ---------------------
                                               7,137,806           2,576,072           (2,576,072)                    7,137,806
          Less: Treasury Stock                  (335,976)                --                   --                       (335,976)
                                          --------------------------------------------------------         ---------------------

                                               6,801,830           2,576,072           (2,576,072)                    6,801,830
                                          --------------------------------------------------------         ---------------------

                                             $16,351,247          $9,023,345          $(1,354,826)                 $ 24,019,766
                                          ========================================================         =====================


See Notes to Unaudited Pro Forma Balance Sheet

TOP AIR MANUFACTURING, INC.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(1) To record sale of land and buildings to City of Jefferson/Greene County Industrial Corp. Top Air has entered into 10 year lease with Jefferson.

(2) To record the borrowing by Top Air and the advance of funds to Parker for the purpose of acquiring the assets of Parker.

(3) To record the net purchase price of the purchased Parker assets as set forth below:

                                                                Purchase Price
                                                                   Allocated
                                                          ---------------------
          Accounts Receivable                                     $  3,587,083
          Inventory                                                  3,803,260
          Other                                                          3,488
          Machinery and Equipment                                      274,688
                                                          ---------------------
                                                                     7,668,519

          Assumed Liabilities and Acquisition Costs                    639,647
                                                          ---------------------

          Net Assets Purchased                                     $ 7,028,872
                                                          =====================


TOP AIR MANUFACTURING, INC.
PRO FORMA CONDENSED STATEMENT OF INCOME (Unaudited)
NINE MONTHS ENDED FEBRUARY 28, 1999
                                                                                           Pro Forma                   Pro Forma
                                                   Top Air            Parker              Adjustments                   Combined
                                              -------------------------------------------------------         ---------------------

Net Sales                                        $7,028,468          $4,910,907                 $ --                   $11,939,375

Cost of Goods Sold                                4,967,342          $4,826,140              (26,002)    (3)
                                                                                                (389)    (7)
                                                                                             (16,260)    (4)
                                                                                              36,110     (5)             9,329,302
                                              -------------------------------------------------------         ---------------------
          Gross Profit                            2,061,126             $84,767                6,541                     2,932,682
                                              -------------------------------------------------------         ---------------------

Operating Expenses
     Selling                                        888,522            $732,097                  --                     $1,620,619
     Provision for doubtful accounts                 22,508             $26,000                  --                        $48,508
     Other general and administrative             1,530,056             382,636                  --                      1,912,692
                                              -------------------------------------------------------         ---------------------

                                                  2,441,086           1,140,733                  --                      3,581,819
                                              -------------------------------------------------------         ---------------------
          Operating Income (Loss)                  (379,960)         (1,055,966)               6,541                    (1,429,385)
                                              -------------------------------------------------------         ---------------------

Financial Income  (Expense)
     Interest Income                                    --                   --                  --                            --
     Interest Expense                              (378,887)           (130,524)             (61,028) (1) (6)             (570,439)

     Writedown of long-lived assets                     --             (340,000)                 --      (3)              (340,000)
     Other Income (Expense)                          43,060            (157,005)             157,005     (2)                43,060
                                              -------------------------------------------------------         ---------------------
                                                   (335,827)           (627,529)              95,977                      (867,379)
                                              -------------------------------------------------------         ---------------------

          Income (Loss) Before Income Taxes        (715,787)         (1,683,495)             102,518                    (2,296,764)
                                              -------------------------------------------------------         ---------------------


Federal and State Income Taxes (Credits)           (257,186)           (417,008)              (5,000)    (8)              (679,194)
                                                                                              36,907     (9)                36,907
                                                                                            (176,183)   (10)              (176,183)
                                              -------------------------------------------------------         ---------------------

          Net Income (Loss)                       ($458,601)        ($1,266,487)            $246,794                   ($1,478,294)
                                              =======================================================         =====================


Income (Loss) Per  Share
     Basic                                           ($0.09)             ($0.25)               $0.05                        ($0.29)
                                              =======================================================         =====================
     Fully Diluted                                   ($0.09)             ($0.25)               $0.05                        ($0.29)
                                              =======================================================         =====================
Weighted Average Shares
     Basic                                        5,019,677           5,019,677            5,019,677                     5,019,677
                                              =======================================================         =====================
     Fully Diluted                                5,019,677           5,019,677            5,019,677                     5,019,677
                                              =======================================================         =====================

See Notes to Unaudited Pro Forma Statement of Income

TOP AIR MANUFACTURING, INC.
NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

(1)      To eliminate intercompany interest charges at Parker

(2)      To eliminate intercompany management charges

(3) To eliminate depreciation charges on Parker buildings at Jefferson to be leased from the City of Jefferson, IA

(4) To adjust depreciation charges on Parker Machinery & Equipment due to reduced basis

(5)      To add Building lease expense

(6)      To reflect interest cost of amounts financed

(7)      To eliminate amortization charges on Parker Patents

(8)      Book adjustment for tax accrued as operating expense

(9)      Tax Effects of Pro Forma Adjustments @ 36.0%

(10)     Tax Benefit of Pre-tax Net Loss @ 36.0%


TOP AIR MANUFACTURING, INC.
PRO FORMA CONDENSED STATEMENT OF INCOME
(Unaudited)                                                                             Pro Forma                   Pro Forma
YEAR ENDED MAY 31, 1998                        Top Air              Parker             Adjustments                   Combined
                                     -------------------------------------------------------------         ---------------------

Net Sales                                    $16,562,461         $14,286,788                 $ --                   $30,849,249

Cost of Goods Sold                            11,120,801          11,224,851              (61,159)    (3)
                                                                                             (933)    (7)
                                                                                          (32,767)    (4)
                                                                                           48,146     (5)            22,298,939
                                           -------------------------------------------------------         ---------------------
     Gross Profit                              5,441,660           3,061,937               46,713                     8,550,310

Operating Expenses

 Selling                                       1,585,741           1,092,976                  --                      2,678,717

 Provision for doubtful accounts                  47,208              10,000                  --                         57,208

 Other general and administrative              1,897,476             682,049                  --                      2,579,525
                                           ------------------------------------------------------         ---------------------
                                               3,530,425           1,785,025                  --                      5,315,450
                                           ------------------------------------------------------         ---------------------
      Operating Income                         1,911,235           1,276,912               46,713                     3,234,860

Financial Income  Expense

  Interest Income                                 20,362                  --                  --                         20,362

 Interest Expense                               (370,591)           (148,070)            (107,332) (1) (6)             (625,993)

                                           ------------------------------------------------------         ---------------------
                                                (350,229)           (148,070)            (107,332)                     (605,631)

  Other Income (Expense)                             --             (443,650)             430,388     (2)               (13,262)
                                           ------------------------------------------------------         ---------------------

  Income  Before Income Taxes                  1,561,006             685,192              369,769                     2,615,967
                                           -------------------------------------------------------        ---------------------

Federal and State Income Taxes                   560,999               1,800               (1,800) (8)
   (Credits)                                                                              133,116  (9)
                                                                                          246,669  (10)                 940,784
                                           -------------------------------------------------------         ---------------------

      Net Income (Loss)                       $1,000,007             683,392              ($8,216)                   $1,675,183
                                           =======================================================         =====================
Income (Loss) Per  Share
     Basic                                         $0.20               $0.13                   --                         $0.33
                                           =======================================================         =====================
     Fully Diluted                                 $0.19               $0.13                   --                         $0.32
                                           =======================================================         =====================
Weighted Average Shares
     Basic                                     5,088,646           5,088,646            5,088,646                     5,088,646
                                           =======================================================         =====================
     Fully Diluted                             5,249,873           5,249,873            5,249,873                     5,249,873
                                           =======================================================         =====================

See Notes to Unaudited Pro Forma Statement of Income

TOP AIR MANUFACTURING, INC.
NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

(1)      To eliminate intercompany interest charges at Parker

(2)      To eliminate intercompany management charges

(3) To eliminate depreciation charges on Parker buildings at Jefferson to be leased from the City of Jefferson, IA

(4) To adjust depreciation charges on Parker Machinery & Equipment due to reduced basis

(5)      To add Building lease expense

(6)      To reflect interest cost of amounts financed

(7)      To eliminate amortization charges on Parker Patents

(8)      Book adjustment for tax accrued as operating expense

(9)      Tax Effects of Pro Forma Adjustments @ 36.0%

(10)     Tax Expense of Pre-tax Net Income @ 36.0%

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Date:  May 20, 1999

                                      TOP AIR MANUFACTURING, INC.



                                      By:  /s/ Steven R. Lind
                                         --------------------------------------
                                          Steven R. Lind
                                          President and Chief Executive Officer

                                 EXHIBIT INDEX

     Exhibit Number      Document
     --------------      --------

           2.1* Asset Purchase Agreement by and among Top Air Manufacturing, Inc., Parker Acquisition Sub, Inc., Owosso Corporation, and DWZM, Inc. dated as of March 3, 1999.

           23.1          Consent of McGladrey & Pullen, LLP

*  Previously filed